Registration No. 333-81183

As filed with the Securities and Exchange Commission on __________, 2001
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                       ---------------------------
                                 FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                            -----------------
                            FIRSTENERGY CORP.
         (Exact name of registrant as specified in its charter)
            OHIO                                        34-1843785
(State or other jurisdiction                         (I.R.S. Employer
      of incorporation)                             Identification No.)

                          76 South Main Street
                           Akron, Ohio 44308
     (Address of principal executive offices, including zip code)

       FirstEnergy Corp. Executive Deferred Compensation Plan
                                  and
  Amended FirstEnergy Corp. Deferred Compensation Plan For Directors
                        (Full title of the plan)
                           ------------------
                             Nancy C. Ashcom
                          Corporate Secretary
                            FirstEnergy Corp.
                         76 South Main Street,
                           Akron, Ohio 44308
             (Name and address of agent for service)

                             (330) 384-5504
                    (Telephone number, including area
                        code, of agent for service)

                           -------------------

                               Copies to:
                         Pillsbury Winthrop LLP
                         One Battery Park Plaza
                         New York, New York 10004
                            (212) 858-1000
                     Attention:  John H. Byington, Esq.

                            ----------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


                                                CALCULATION OF REGISTRATION FEE
Title of securities      Amount to be     Proposed maximum offering       Proposed maximum            Amount of
 to be registered (1)     registered          price per share         aggregate offering price    registration Fee(2)
---------------------    ------------     -------------------------   -----------------------     ------------------

Deferred Compensation
Obligations              $30,000,000                 100%                  $30,000,000                  $7,500


1.  The Deferred Compensation Obligations are unsecured obligations of FirstEnergy Corp. to pay deferred compensation in the future in accordance with the terms of the FirstEnergy Corp. Executive Deferred Compensation Plan and the Amended
    FirstEnergy Corp. Deferred Compensation Plan For Directors, which may convert to FirstEnergy Corp. Common Stock at distribution.
2.  Pursuant to Rule 457, the registration fee is calculated on the basis of the proposed offering price of the Deferred
    Compensation Obligations.


                            STATEMENT PURSUANT
                                    TO
                           GENERAL INSTRUCTION E

          Pursuant to and as permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed to register additional Deferred Compensation Obligations of FirstEnergy Corp. (the "Company") in the principal amount of $30,000,000. The contents of the Company's Registration Statement on Form S-8 (filed on June 21, 1999), including all exhibits attached thereto, and Post-Effective Amendment No. 1 to Form S-8 (filed on June 30, 1999), both filed as Registration No. 333-81183, are hereby incorporated herein by reference.

                                 PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein and shall be deemed to be a part hereof:

          1.  Annual Report on Form 10-K for the year ended
              December 31, 1999 (filed March 29, 2000) and
              Amendment No. 1 to Form 10-K (filed April 28, 2000).

          2. Quarterly Report on Form 10-Q for period ended September 30, 2000 (filed November 14, 2000), the Quarterly Report on Form 10-Q for period ended June 30, 2000 (filed August 14, 2000) and the Quarterly Report on Form 10-Q for period ended March 31, 2000 (filed
              May 12, 2000).

          3. Current Report on Form 8-K (filed November 27, 2000), the Current Report on Form 8-K (filed August 10, 2000) and the Current Report on Form 8-K (filed April 18, 2000).

          4. The description of the Common Stock of the Company contained in the section of the Company's Registration Statement on Form S-4/A, filed with the Commission on October 13, 2000, entitled "Description of FirstEnergy Common Stock After the Merger."

          All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such

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documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

          The validity of our common stock and the Deferred Compensation Obligations will be verified by David L. Feltner, our Associate General Counsel. As of February 14, 2001, Mr. Feltner owned 4,059.30 shares of our common stock. Mr. Feltner is also eligible to participate in the FirstEnergy Corp. Executive Deferred Compensation Plan, pursuant to which some of the Deferred Compensation Obligations will be issued.

Item 8.  Exhibits

          See Exhibit Table for new information required in this Registration Statement that is not in the earlier Registration
Statements.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, the State of Ohio, on this ____ day of February, 2001.

                            FIRSTENERGY CORP.


                            By:_________________________________________
                               H. Peter Burg
                               Chairman of the Board and Chief Executive
                               Officer

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                             POWER OF ATTORNEY

          Each of the undersigned directors and officers of the Registrant, individually as such director and/or officer, hereby makes, constitutes and appoints H. Peter Burg and Nancy C. Ashcom with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the Commission this Registration Statement and any and all amendments, including post-effective amendments, to this Registration Statement, which amendment may make such changes in the Registration Statement as the registrant deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the date indicated.


       Signature                Title                           Date
       ---------                -----                           ----
_________________________  Chairman of the Board,         February  , 2001
(H. Peter Burg)            Chief Executive Officer
                                and Director
                           (Principal Executive Officer)


_________________________  President and Director         February  , 2001
(Anthony J. Alexander)


_________________________  Vice President and             February  , 2001
(Richard H. Marsh)         Chief Financial Officer
                           (Principal Financial Officer)


_________________________  Controller                     February  , 2001
(Harvey L. Wagner)         (Principal Accounting Officer)


_________________________  Director                       February  , 2001
(Dr. Carol A. Cartwright)


_________________________  Director                       February  , 2001
(William F. Conway)


_________________________  Director                       February  , 2001
(Robert B. Heisler, Jr.)

       Signature                Title                           Date
       ---------                -----                           ----

_________________________  Director                       February  , 2001
(Robert L. Loughhead)


_________________________  Director                       February  , 2001
(Russell W. Maier)

_________________________  Director                       February  , 2001
(Paul J. Powers)


_________________________  Director                       February  , 2001
(Robert C. Savage)


_________________________  Director                       February  , 2001
(George M. Smart)


_________________________  Director                       February  , 2001
(Jesse T. Williams, Sr.)

                 ==========================================



                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                           -------------------

                                EXHIBITS

                               filed with

                         Registration Statement

                                   on

                                Form S-8

                                  under

                       The Securities Act of 1933

                           -------------------

          FIRSTENERGY CORP. EXECUTIVE DEFERRED COMPENSATION PLAN
                                   AND
           AMENDED FIRSTENERGY CORP. DEFERRED COMPENSATION PLAN
                             FOR DIRECTORS
                        (Full title of the Plan)


                           FirstEnergy Corp.
           (Exact name of issuer as specified in its charter)




                 ==========================================

                               EXHIBIT INDEX


Exhibit
Number       Description
-------      -----------

 4(f)* Amended FirstEnergy Corp. Deferred Compensation Plan for Directors, revised November 15, 1999 (physically filed and designated in Registration Statement No. 333-21011 as
             Exhibit 10.2).

  5          Opinion of David L. Feltner, Esq., Associate General
             Counsel for the Company, as to the securities being registered.

  15 Letter of Arthur Andersen LLP to the Company regarding unaudited interim financial information.

  23(a)      Consent of David L. Feltner, Esq. (contained in Exhibit
             No. 5).

  23(b)      Consent of Independent Public Accountants, Arthur
             Andersen LLP.

---------------------
*  Incorporated by reference as noted therein.

                                                     EXHIBIT 5 and 23(a)


                                 February  , 2001



FirstEnergy Corp.
76 South Main Street
Akron, Ohio  44308

Re: FirstEnergy Corp. - Registration Statement on Form S-8 relating to the FirstEnergy Corp. Executive Deferred Compensation Plan and Amended FirstEnergy Corp. Deferred Compensation Plan for
     Directors

Ladies and Gentlemen:

           I have acted as counsel to FirstEnergy Corp., an Ohio corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the $30,000,000 principal amount of deferred compensation obligations (the "Obligations") to be issued pursuant to the provisions of the FirstEnergy Corp. Executive Deferred Compensation Plan and the Amended FirstEnergy Corp. Deferred Compensation Plan for Directors (the "Plans").

          In arriving at the opinions expressed below, I have reviewed the Registration Statement and the Plans. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

          Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, I am of the opinion that the Obligations will be legally issued, fully paid and nonassessable, and will be binding obligations of the Company, when:

          (a) the applicable provisions of the Act and of State securities or "blue sky" laws shall have been complied with; and

          (b) the Company's Board of Directors shall have duly authorized the issuance of the Obligations pursuant to the provisions of the Plans;

          I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                            Respectfully submitted,




                            David L. Feltner
                            Associate General Counsel


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                                                              EXHIBIT 15


February 16, 2001



FirstEnergy Corp.:

We are aware that FirstEnergy Corp. (the Company) has incorporated by reference in its Registration Statement on Form S-8 relating to the registration of additional Deferred Compensation Obligations of FirstEnergy Corp. in the principal amount of $30,000,000, its Forms 10-Qs for the quarters ended September 30, 2000, June 30, 2000 and
March 31, 2000, which include our reports dated November 10, 2000, August 11, 2000 and May 12, 2000, respectively, covering the unaudited interim financial information of the Company contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



Arthur Andersen LLP

                                                           EXHIBIT 23(b)



Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 2000, incorporated by reference in FirstEnergy
Corp.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



                                 Arthur Andersen LLP


Cleveland, Ohio
February 16, 2001

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